Exhibit 10.1

Macquarie Bank Limited
ABN 46 008 583 542 Commodities and Financial Markets
50 Martin Place	Telephone	(61 2) 8232 3333
Sydney NSW 2000	Facsimile	(61 2) 8232 8341
GPO Box 4294	Internet http://www.macquarie.com.au
Sydney NSW 1164	Swift	MACQAU2S

November 24, 2021
Green Plains Commodity Management LLC
Attn: EVP of Risk
1811 Aksarben Dr.
Omaha, NE 68106
Facsimile: (402) 952-4916

Second Amendment to Credit Facility

Dear Sir/Madam,

Macquarie Bank Limited (“MBL”), Macquarie Futures USA LLC (“MFUSA”), and Green Plains Commodity Management LLC (“Borrower”) are parties to an agreement dated as of April 30, 2018 and amended as of June 18, 2019 (as amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which MBL may, in its sole discretion, from time to time, provide a revolving credit facility to Borrower.

WHEREAS, MBL, MFUSA and Borrower (the “Parties”) desire to amend the Agreement to increase the Maximum Credit Facility Amount, update the interest rate and to prepare for the transition to alternative reference rates.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Section III.A. is amended by deleting “THIRTY MILLION United States Dollars (US$30,000,000.00)” where it appears therein and replacing it with “FORTY MILLION United States Dollars (US$40,000,000.00)”;

2.Section IV. is amended by deleting “one-week LIBOR plus 175 bps per annum.” where it appears therein and replacing it with “SOFR plus 175 bps per annum, or such other rate determined by MBL in its sole discretion. “SOFR” shall mean the greater of (a) zero and (b) the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any successor administrator).”;

3.Adding at the end of Section XV.:

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“J. A number of commonly used benchmark interest rates are subject to reform and some of these rates, such as LIBOR, could be permanently discontinued, or regarded by financial regulators as no longer representative of the underlying market or economic reality they were intended to reflect. That may occur during the term of this Agreement and/or any transaction Borrower enters into. This may have an unpredictable and potentially material impact on the effectiveness of Borrower’s financing/hedging strategy. In the event of a change to a benchmark reference rate, the parties may need to adopt an alternative reference rate and/or other amendments to this Agreement, such as the incorporation of revised fallback terms. Any alternative reference rate adopted by the parties may need to be adjusted by MBL to maintain the economic terms of this Agreement. That adjustment could include the addition of a credit spread. Neither MFUSA nor MBL accepts any responsibility or liability (in negligence or otherwise) for loss or damage resulting from the use of existing benchmark rates such as LIBOR. Further information about Macquarie’s preparations for transitioning to alternative reference rates can be found here: https://www.macquarie.com/au/about/company/ibor.”.

Borrower represents and warrants that it is in compliance with all representations, warranties, covenants and requirements contained in the Agreement and the Customer Agreement as of the date of this Amendment. Borrower acknowledges and ratifies the existence of the security interest granted by Borrower in favor of MBL pursuant to the Agreement. Except as expressly provided herein, all of the representations, warranties, terms, covenants, conditions and other provisions of the Agreement shall remain in full force and effect in accordance with their terms and are in all respects hereby ratified and confirmed. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended hereby and shall not be deemed to be an amendment of or modification of any other term or provision of the Agreement or of any transaction. Capitalized terms used in this agreement and not otherwise defined herein will have the meaning given to them in the Agreement.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York without reference to its choice of law doctrine. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this agreement. Each party irrevocably submits to the exclusive jurisdiction of the U.S. Federal and New York State courts located in the Borough of Manhattan in New York City, New York in connection with any action, suit or proceeding arising out of or related to this Amendment, and hereby waives the right to object to the venue of any such action, suit or proceeding in any such courts. This agreement may be executed in a number of
Second Amendment to Credit Facility - Green Plains Commodity Management LLC

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counterparts and all those counterparts taken together will constitute one and the same agreement.
[signature page follows]

Second Amendment to Credit Facility - Green Plains Commodity Management LLC

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Yours sincerely,

MACQUARIE BANK LIMITED

By:	/s/ Matthew Palmer	POA dated 22 September 2021, ref #3158
Name:	Matthew Palmer
Title:	Associate Director - CGM Legal

By:
Name:
Title:

ACCEPTED AND AGREED:

GREEN PLAINS COMMODITY MANAGEMENT LLC

By:
Name:
Title:

MACQUARIE FUTURES USA LLC

By:
Name:
Title:

By:
Name:
Title:
Second Amendment to Credit Facility - Green Plains Commodity Management LLC

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Yours sincerely,

MACQUARIE BANK LIMITED

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND AGREED:

GREEN PLAINS COMMODITY MANAGEMENT LLC

By:	/s/ Will Joekel
Name:	Will Joekel
Title:	Vice President & Treasurer

MACQUARIE FUTURES USA LLC

By:	/s/ Ray Tubridy
Name:	Ray Tubridy
Title:	President

By:	/s/ Michelle A. Crutchfield
Name:	Michelle A. Crutchfield
Title:	Senior Vice President
Second Amendment to Credit Facility - Green Plains Commodity Management LLC